Exhibit 10.8

Restricted Stock Agreement

CORBUS PHARMACEUTICALS HOLDINGS, INC.

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made as of the __ day of __________________, ____ (the “Effective Date”), by and between Corbus Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”) and [•] (the “Participant”).

WHEREAS, the Company maintains the Corbus Pharmaceuticals Holdings, Inc. 2014 Equity Compensation Plan (the “Plan”);

WHEREAS, the Plan permits the grant of shares of Stock of the Company, subject to certain restrictions; and

WHEREAS, the Company desires to award the Participant the number of shares of Stock indicated below, subject to the restrictions, terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.          Award of Restricted Stock. Pursuant to the Plan, the Company hereby awards the Participant [•] shares of Stock (the “Restricted Stock”), subject to the restrictions, terms and conditions set forth in this Agreement and the Plan. The purchase price of the shares of Restricted Stock shall be $0.

2.          Vesting. The shares of Restricted Stock will vest, and cease to be Restricted Stock hereunder, in accordance with this Section 2.

(a)          Time-Based Vesting. Except as otherwise provided in this Section 2, (i) twenty-five percent (25%) of the Restricted Stock shall vest on the first anniversary of the Effective Date, and (ii) the remaining seventy-five percent (75%) of the Restricted Stock shall vest in equal monthly installments on the next thirty-six (36) monthly anniversary dates thereafter; provided that the Participant remains in continuous employment or other service with the Company (or its Affiliates) through each applicable vesting date.

(b)          All Unvested Shares Forfeited Upon Termination of Service Relationship. Except as otherwise provided in this Section 2, upon termination of the Participant’s employment or other service with the Company and its Affiliates for any reason: (i) any shares of Restricted Stock that have not, on or prior to the date of such termination, become vested will immediately and automatically, without any action on the part of the Company, be forfeited and returned to the Company, without payment therefore by the Company, and (ii) the Participant will have no further rights with respect to those shares. A military or sick leave or other bona fide leave shall not be deemed a termination of employment or other service, if it does not exceed the longer of (i) ninety (90) days or (ii) the period during which Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

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3.          Certificated Shares. The shares of Restricted Stock shall be issued in the form of certificated shares. The following legend will be placed on the certificate (in addition to any other legends that may be required to be placed on such certificates pursuant to the Plan, applicable law or otherwise):

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE CORBUS PHARMACEUTICALS HOLDINGS, INC. 2014 EQUITY COMPENSATION PLAN AND AN AWARD AGREEMENT ENTERED INTO BY THE REGISTERED OWNER AND CORBUS PHARMACEUTICALS HOLDINGS, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF CORBUS PHARMACEUTICALS HOLDINGS, INC.

If a certificate representing the shares of Restricted Stock is registered in the name of the Participant, the Company shall retain physical possession of the certificate while the shares of Restricted Stock remain unvested and the Participant shall be required to deliver a stock power to the Company, endorsed in blank, relating to the shares of Restricted Stock.

4.          Restriction on Transfer of Unvested Shares. Except for the forfeiture of Restricted Stock to the Company in accordance herewith or the Plan, the Participant may not sell, pledge, assign, encumber, hypothecate, gift, transfer, bequeath, devise, donate or otherwise dispose of, in any way or manner whatsoever, whether voluntary or involuntary, any legal or beneficial interest in any of the Restricted Stock while the shares of Restricted Stock remain unvested. After any of shares of Restricted Stock vest pursuant to this Agreement, such shares will remain subject to the terms of the Plan.

5.          Capital Changes. If, while any of the shares of Restricted Stock remain unvested, there occurs any merger, consolidation, reorganization, reclassification, recapitalization, stock split, stock dividend, or other similar change in the Stock, then any and all new, substituted or additional securities or other consideration to which the Participant is entitled by reason of the Participant’s ownership of the Restricted Stock will thereafter be included in the term “Restricted Stock” for all purposes of the Plan and this Agreement.

6.          Tax Consequences. CERTAIN FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE GRANT AND VESTING OF THE RESTRICTED STOCK, AS OF THE EFFECTIVE DATE, ARE SUMMARIZED BELOW. THE FOLLOWING DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES IS NECESSARILY INCOMPLETE (AS THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE). MOREOVER, THIS SUMMARY ONLY ADDRESSES THE FEDERAL INCOME TAX CONSEQUENCES UNDER THE LAWS OF THE UNITED STATES, AND DOES NOT ADDRESS WHETHER AND HOW THE TAX LAWS OF ANY OTHER JURISDICTION MAY APPLY TO THE RESTRICTED STOCK OR TO THE PARTICIPANT. ACCORDINGLY, THE PARTICIPANT SHOULD CONSULT A TAX ADVISER REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

The Participant may file an election (an “Election”) with the Internal Revenue Service (“IRS”), within 30 days of the issuance of the Restricted Stock, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed currently on any difference between the fair market value of the Restricted Stock and the purchase price of the Restricted Stock on the date of grant. Absent such an election, taxable income will be measured and recognized by the Participant at the time or times at which the forfeiture restrictions on the Restricted Stock lapses. A form of Election under Section 83(b) is attached hereto as Exhibit A for reference. If the Participant files an Election under Section 83(b) of the Code with the IRS, the Participant agrees to promptly furnish a copy of such Election to the Company.

7.          Additional Documents. As a condition to the receipt of the shares of Restricted Stock granted hereby:

(a)          If requested by the Company, the Participant shall execute and become a party to such agreements as the Company requires; and

(b)          the Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

8.          Vested Shares Remain Subject to Plan. Notwithstanding the vesting of any shares of Restricted Stock pursuant to Section 2, the Participant acknowledges and agrees that, in addition to the restrictions set forth herein, the shares will remain subject to the terms and conditions of the Plan.

9.          Representations and Warranties. By executing this Agreement, the Participant hereby represents, warrants, covenants, acknowledges and/or agrees that:

(a)          The Restricted Stock is being acquired for the Participant’s own account, for investment purposes only, and not for the account of any other person, and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”);

(b)          No other person (other than the Participant, his spouse and the Company) has or will have a direct or indirect beneficial interest in the Restricted Stock;

(c)          The Restricted Stock has not been registered or qualified under the Securities Act or any state securities laws;

(d)          There is no public market for the Restricted Stock, there can be no assurance that any such market will ever develop and, therefore, the Participant may be required to hold the Restricted Stock indefinitely;

(e)          In addition to complying with other similar restrictions contained herein, the Participant will not sell, transfer, pledge, hypothecate or otherwise dispose of any interest in the Restricted Stock unless such interest is registered in accordance with the Securities Act and applicable state securities laws or an exemption from such registration is available and, if required by the Company, an opinion of counsel is delivered to the Company, in a form satisfactory to the Company, that such registration is not required; and

(f)          The Company is under no obligation to register the Restricted Stock on behalf of the Participant or to assist the Participant in complying with any exemption from registration.

10.         Lock-Up Agreement.      The Participant hereby agrees that in the event that any directors or officers of the Company have agreed with one or more underwriters not to sell securities of the Company, then the Participant, upon request from the Company, shall enter into an agreement, in form and substance satisfactory to the Company, pursuant to which the Participant shall agree to restrictions on transferability of the Restricted Stock, whether or not then vested, comparable to the restrictions agreed upon by such directors or officers of the Company.

11.         General Provisions.

(a)          The Participant agrees to be bound by the terms and conditions of the Plan, which are incorporated herein by reference and which control in case of any conflict with this Agreement.

(b)          Capitalized terms used but not defined herein will have the same meaning as defined in the Plan.

(c)          This Agreement, together with the Plan, represents the entire agreement between the parties and supersedes any prior agreement, written or otherwise, relating to the subject matter hereof. This Agreement may not be amended except by written instrument signed by each of the parties hereto.

(d)          Any notice required or permitted to be given by either the Company or the Participant pursuant to the terms of this Agreement shall be in writing and shall be deemed given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received. If directed to the Participant, any such notice shall be sent to the address on file with the Company, or to such other address as the Participant may hereafter specify in writing. If directed to the Company, any such notice shall be sent to the Company’s principal executive office, c/o the Company’s Secretary, or to such other address or person as the Company may hereafter specify in writing.

(e)          Neither this Agreement nor any rights or interest hereunder shall be assignable by the Participant, his beneficiaries or legal representatives, and any purported assignment in violation hereof shall be null and void.

(f)          Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(g)          The grant of Restricted Stock hereunder will not confer upon the Participant any right to continue in the employment or other service of the Company or any of its Affiliates.

(h)          This Agreement shall be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws of Delaware or any other jurisdiction.

(i)          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

By:
Name:
Title:

[Participant]

Exhibit A

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (the “Regulations”), and in connection with this election supplies the following information:

1.          The name, address and taxpayer identification number of the undersigned are:

[Name]
[Address]
Social Security Number:	-	-

2.          The election is being made with respect to [•] shares of common stock (the “Stock”) of Corbus Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”).

3.          The date on which the Stock was transferred to the undersigned was [_______________]. The taxable year for which this election is being made is calendar year [____].

4.          The property is subject to the following restrictions:

The above-mentioned shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

Disposition of the Stock is also subject to restrictions imposed under applicable federal and state securities laws regulating the transfer of unregistered securities.

5.          The fair market value of the Stock at the time of transfer (determined without regard to any lapse restriction, as defined in §1.83-3(i) of the Regulations) was $[•].

6.          The undersigned did not pay any amount for the Stock. Therefore, $[•] (the full fair market value of the Stock stated above) is includible in the undersigned’s gross income as compensation for services.

7.          A copy of this election has been furnished to the Company [and to the transferee of the Stock, if different from the taxpayer] as required by §1.83-2(d) of the Regulations.

Dated:
[taxpayer signature]

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INSTRUCTIONS FOR FILING SECTION 83(B) ELECTION

Attached is a form of election under section 83(b) of the Internal Revenue Code. If you wish to make such an election, you should complete, sign and date the election and then proceed as follows:

1.   Execute three counterparts of your completed election (plus one extra counterpart for each person other than you, if any who receives property that is the subject of your election), retaining at least one photocopy for your records.

2.    Send one counterpart to the Internal Revenue Service Center with which you will file your Federal income tax return for the current year via certified mail, return receipt requested. THE ELECTION SHOULD BE SENT IMMEDIATELY, AS YOU ONLY HAVE 30 DAYS FROM THE ISSUANCE/PURCHASE/GRANT DATE WITHIN WHICH TO MAKE THE ELECTION – NO WAIVERS, LATE FILINGS OR EXTENSIONS ARE PERMITTED.

3.    Deliver one counterpart of the completed election to the Company for its files.

4.    If anyone other than you (e.g., one of your family members) will receive property that is the subject of your election, deliver one counterpart of the completed election to each such person.

5.    Attach one counterpart of the completed election to your Federal income tax return for this year when you file that return next year.

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